UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

ARES REAL ESTATE INCOME TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Tabor Center, 1200 Seventeenth Street, Suite 2900, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01 Other Events.

Ares Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to announce that it intends to commence a perpetual private offering of its common stock, consisting of a primary offering and distribution reinvestment plan offering. The Company plans to offer multiple classes of common stock, with different upfront selling commissions and dealer manager fees, and different ongoing distribution fees. The per share purchase price will vary and will generally equal the Company’s most recently disclosed net asset value (“NAV”) per share, as determined monthly, plus applicable upfront selling commissions and dealer manager fees.  The shares of common stock will not be registered under the Securities Act of 1933, as amended (“Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. This Current Report on Form 8-K is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the Company’s intentions with respect to a private offering. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause the actual actions we take with respect to and/or the nature of the private offering to be materially different from the intentions and expectations expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among these risks and uncertainties are unanticipated developments that prevent, delay or negatively impact the private offering, as well as the negative impact of increased inflation, changes in interest rates, the conflict between Russia and Ukraine, and/or the ongoing conflict in the Middle East on our financial condition and results of operations being more significant than expected, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results that are materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ares Real Estate Income Trust Inc.
May 15, 2024
	By:	/s/ TAYLOR M. PAUL
Taylor M. Paul Managing Director, Chief Financial Officer and Treasurer